UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            January 30, 2013

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Mueller Water Products, Inc. (the "Company") held its annual meeting of stockholders on January 30, 2013. The stockholders of the Company voted on the following three items:

1	The election of eleven directors to terms ending in 2014.
2	An advisory resolution on executive compensation.
3	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2013.

Proposal 1. Each of the directors listed below was re-elected as a director of the Company. The nominees for director were elected based on the following votes.

Director	Votes For	Votes Withheld	Broker Non-Votes
Totals			20,363,780
Howard L. Clark, Jr.	107,164,223	8,835,490
Shirley C. Franklin	107,169,234	8,830,479
Thomas J. Hansen	107,204,772	8,794,941
Gregory E. Hyland	104,520,809	11,478,904
Jerry W. Kolb	106,213,429	9,786,284
Joseph B. Leonard	106,266,896	9,732,817
Mark J. O'Brien	106,269,600	9,730,113
Bernard G. Rethore	106,226,920	9,772,793
Neil A. Springer	106,263,008	9,736,705
Lydia W. Thomas	107,173,838	8,825,875
Michael T. Tokarz	95,663,804	20,335,909

Proposal 2. The proposal to approve, on an advisory basis, the Company's executive compensation received the following votes.

Votes for approval	103,190,702
Votes against approval	2,429,625
Abstentions	10,379,386
Broker Non-Votes	20,636,780

Proposal 3. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2013 received the following votes.

Votes for approval	128,038,582
Votes against approval	239,691
Abstentions	8,358,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2013	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Keith L. Belknap
Keith L. Belknap
Senior Vice President, General Counsel and Corporate Secretary